Exhibit 99.1

Wynn Resorts, Limited Announces Preliminary Fourth Quarter and Year End 2015 Results

LAS VEGAS, January 15, 2016 (BUSINESS WIRE) — Wynn Resorts, Limited (Nasdaq: WYNN) announced preliminary expectations of its financial results for the fourth quarter and year ended December 31, 2015. The results in this release are preliminary and subject to the completion of the final financial statements, including the review of those financial statements by the Company’s internal accounting professionals and the Company's audit committee and the audit by the Company's independent registered public accounting firm.

Macau Operations

In the fourth quarter of 2015, net revenues are expected to be in the range of $552 million to $560 million, compared to $761.2 million generated in the fourth quarter of 2014. On a GAAP basis, operating income for the fourth quarter of 2015 is expected to be in the range of $75 million to $83 million, compared to $157.6 million for the fourth quarter of 2014. Adjusted property EBITDA (1) is expected to be in the range of $156 million to $164 million in the fourth quarter of 2015, compared to $241.2 million for the fourth quarter of 2014.

For the full year, net revenues are expected to be in the range of $2,459 million to $2,467 million, compared to $3,796.8 million generated in 2014. On a GAAP basis, operating income for 2015 is expected to be in the range of $382 million to $390 million, compared to $895.2 million in 2014. For 2015, adjusted property EBITDA is expected to be in the range of $705 million to $713 million, compared to $1,258.1 million for 2014.

Las Vegas Operations

In the fourth quarter of 2015, net revenues are expected to be in the range of $387 million to $395 million, compared to $376.8 million generated in the fourth quarter of 2014. On a GAAP basis, operating income for the fourth quarter of 2015 is expected to be in the range of $56 million to $64 million, compared to $51.6 million for the fourth quarter of 2014. Adjusted property EBITDA is expected to be between $123 million and $131 million for the fourth quarter of 2015, compared to $111.2 million for the fourth quarter of 2014.

For the full year, net revenues are expected to be in the range of $1,609 million to $1,617 million, compared to $1,636.9 million generated in 2014. On a GAAP basis, operating income for 2015 is expected to be in the range of $215 million to $223 million, compared to $270.5 million in 2014. For 2015, adjusted property EBITDA is expected to be in the range of $473 million to $481 million, compared to $515.2 million for 2014.

Forward-looking Statements
This release contains forward-looking statements regarding operating trends and our expected results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, our dependence on existing management, results of regulatory or enforcement actions and probity investigations, pending or future legal proceedings, uncertainties over the development and success of new gaming and resort properties, adverse tourism trends, general global macroeconomic conditions, changes in gaming laws or regulations, volatility and weakness in world-wide credit and financial markets, and our substantial indebtedness and leverage. Additional information concerning potential factors that could affect the Company’s financial results is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the Company’s other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
(1) “Adjusted property EBITDA” is net income before interest, taxes, depreciation and amortization, pre-opening costs, property charges and other, management and license fees, corporate expenses and other, intercompany golf course and water rights leases, stock-based compensation, loss on extinguishment of debt, change in interest rate swap fair value, change in Redemption Note fair value and other non-operating income and expenses, and includes equity in income from unconsolidated affiliates. Adjusted property EBITDA is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses adjusted property EBITDA as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors. The Company also presents adjusted property EBITDA because it is used by some investors as a way to measure a company’s ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDA as a supplement to financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”). In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including Wynn Resorts, Limited, have historically excluded from their EBITDA calculations pre-opening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties. However, adjusted property EBITDA should not be considered as an alternative to operating income as an indicator of the Company’s performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income, adjusted property EBITDA does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. The Company has significant uses of cash flows, including capital expenditures, interest payments, debt principal repayments, taxes and other non-recurring charges, which are not reflected in adjusted property EBITDA. Also, Wynn Resorts’ calculation of adjusted property EBITDA may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Macau Operations:
VIP
Average number of table games	192	244	230	259
VIP turnover	$13,033,946	$20,653,190	$57,917,060	$108,077,342
Table games win	$339,033	$578,898	$1,659,683	$3,051,046
VIP win as a % of turnover	2.60%	2.80%	2.87%	2.82%
Table games win per unit per day (a)	$19,159	$25,807	$19,785	$32,258
Mass market
Average number of table games	249	202	228	202
Table drop (b)	$1,185,535	$1,330,694	$4,857,804	$5,517,382
Table games win	$228,581	$249,021	$951,458	$1,187,997
Table games win %	19.3%	18.7%	19.6%	21.5%
Table games win per unit per day (a)	$9,965	$13,434	$11,431	$16,154

Average number of slot machines	737	666	708	679
Slot machine handle	$1,069,297	$1,122,510	$3,961,115	$5,415,127
Slot machine win	$50,373	$55,860	$191,164	$264,763
Slot machine win per unit per day (c)	$743	$912	$740	$1,068

Room statistics
Occupancy	96.3%	98.6%	96.5%	98.4%
ADR (d)	$323	$332	$323	$333
REVPAR (e)	$311	$328	$312	$327

Las Vegas Operations:
Average number of table games	228	231	232	232
Table drop (b)	$485,652	$639,028	$2,060,189	$2,556,452
Table games win	$139,273	$153,247	$490,920	$623,968
Table games win %	28.7%	24.0%	23.8%	24.4%
Table games win per unit per day (a)	$6,651	$7,226	$5,786	$7,354

Average number of slot machines	1,882	1,864	1,866	1,858
Slot machine handle	$730,733	$769,765	$2,969,327	$3,008,563
Slot machine win	$52,585	$47,380	$206,626	$186,458
Slot machine win per unit per day (c)	$304	$276	$303	$275

Room statistics
Occupancy	81.1%	82.1%	85.2%	86.9%
ADR (d)	$292	$271	$285	$274
REVPAR (e)	$237	$222	$243	$238

(a)	Table games win per unit per day is shown before discounts and commissions, as applicable.

(b)
Commencing in the second quarter of 2015, the Company determined that in Macau it will include the amount of cash that is deposited in a gaming table's drop box plus cash chips purchased at the casino cage in the calculation of table drop in accordance with standard Macau industry practice. In Las Vegas, table drop is the amount of cash and net markers issued that are deposited in a gaming table’s drop box.

(c)	Slot machine win per unit per day is calculated as gross slot win minus progressive accruals and free play.

(d)
ADR is average daily rate and is calculated by dividing total room revenue including the retail value of promotional allowances (less service charges, if any) by total rooms occupied including complimentary rooms.

(e)	REVPAR is revenue per available room and is calculated by dividing total room revenue including the retail value of promotional allowances (less service charges, if any) by total rooms available.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Mark Strawn
702-770-7555
investorrelations@wynnresorts.com